HEI Exhibit 99

NEWS RELEASE
May 8, 2026
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com
HEI REPORTS FIRST QUARTER 2026 RESULTS

•Pivotal Milestone Achieved As Global Wildfire Tort Litigation Settlement Finalized; HEI and Hawaiian Electric Issued First of Four $479 Million Settlement Payments in April
◦Following Finalization of Global Settlement, Moody’s Upgraded HEI and Hawaiian Electric’s Credit Ratings to Ba2 and Ba1, Respectively
•Core Operations Performing Well, as Utility Continues to Make Critical Investments in Our Communities
◦Quarter’s Results Reflect Higher Operations and Maintenance Expenses Driven by Storm Response and Previously-deferred Insurance Costs
•Maintaining Strong Liquidity and Capital Position, With Enterprise-wide Liquidity of Approximately $1.5 Billion as of Quarter-end
•HEI and Hawaiian Electric Align Leadership to Strengthen Focus on Utility and Customers
HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported net income for the first quarter of 2026 of $30 million, or $0.18 per share, compared to net income of $27 million, or $0.15 per share in the first quarter of 2025. Excluding Maui wildfire-related expenses and expenses taken in connection with the review of strategic options for Pacific Current, Core1 net income was $31 million, or $0.18 per share, compared to $40 million, or $0.23 per share in 2025.
“On April 10, the final legal hurdle to the global tort litigation settlement agreement was cleared when the last of the subrogation insurers withdrew their appeals, enabling us to make
Note: Throughout this release, per share values are calculated based on diluted shares.

1     Measures described as “Core” for the periods in this news release are non-GAAP measures which exclude Maui wildfire-related costs and expenses taken in connection with the strategic review of Pacific Current. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliation at the end of this release.

our first of four $479 million annual settlement payments. This marks a critical milestone for those who were impacted by the Maui wildfires, and our hearts continue to be with them as they continue on their path of collective healing,” said Scott Seu, HEI president and CEO.
“Utility core operations performed well despite elevated expenses related to multiple severe storms and historic flooding impacting the state in the first quarter. As we pivot from finalization of the settlement and navigate a transitional year ahead of our rate rebasing in 2027, we are expecting higher operations and maintenance expenses for the full year 2026. Our rate rebasing request is intended to address many of these higher costs, such as the increased insurance premiums we experienced over the last few years.
“Our utility continues to focus on reducing wildfire risk to our communities, and last month we submitted our updated Wildfire Mitigation Plan (WMP) covering 2026 and 2027. Moving forward, we’ll continue to focus on making the investments outlined in our WMP, while operating efficiently and maintaining financial strength. We’ll also continue to offer our customers support given affordability impacts from higher fuel prices due to geopolitical conflict,” said Seu.
HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS
Hawaiian Electric’s net income for the first quarter of 2026 was $35 million compared to net income of $48 million in the first quarter of 2025, with the decrease primarily driven by the following pre-tax items (among others):
•$19 million in higher O&M, driven by $7 million in higher storm response expenses, $6 million in higher insurance costs, $4 million in higher power supply costs and $3 million in higher transmission and distribution related expenses;
•$5 million in higher interest expense; and
•$2 million in higher depreciation expense.
These items were partially offset by (among others):
•$10 million in higher revenues, primarily from the annual revenue adjustment mechanism; and
•$2 million in higher interest income.
Hawaiian Electric’s Core net income for the first quarter was $36 million compared to $50 million in 2025.

UTILITY OUTLOOK
Hawaiian Electric is expecting 2026 O&M expense, excluding pension, to significantly outpace inflation as we progress through a transitional year ahead of a 2027 rate rebasing. This is due to the following factors: higher insurance premiums, primarily reflecting the deferral treatment of wildfire insurance premiums prior to 2026; storm response expenses related to severe weather in February and March; higher vegetation management expenses as the utility prioritizes safety following record rainfall in the first quarter; higher overhauls and station maintenance expenses as the utility prioritizes reliability; higher IT related costs to improve cyber defenses; and higher labor and benefits costs. In addition, the maximum penalty is expected under the Fuel Cost Risk Sharing mechanism, which is recorded as a reduction of fuel revenue. Hawaiian Electric’s proposed rate rebasing is intended to address many of the higher O&M costs, such as increased insurance premiums.
HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $5 million in the first quarter of 2026 compared to $21 million in the first quarter of 2025. The lower net loss for the quarter was primarily due to higher expenses in 2025 related to the strategic review of Pacific Current, and lower net interest expense following the retirement of holding company debt with ASB sale proceeds in April of 2025. Core net loss for the quarter was $5 million compared to $10 million in the same quarter of 2025, primarily due to lower net interest expense.
LEADERSHIP STRUCTURE UPDATE
HEI announced leadership structure changes to reflect its pure-play utility focus following divestment of substantially all of its non-utility businesses. Effective June 1, Scott Seu, who has served as HEI President and CEO since 2022, will be CEO of both HEI and Hawaiian Electric. Shelee Kimura, who has served as Hawaiian Electric President and CEO since 2022, will be President of both companies. A recent decision by the Hawaii Public Utilities Commission enabled the simplified leadership structure.
“For 135 years, Hawaiian Electric has delivered electricity and innovations to improve daily life for families and communities throughout the islands we serve,” Seu said. “Now, with our unified enterprise dedicated to that mission, we’ll be more efficient as we continue our focus on empowering our customers, communities and state with safe, reliable, resilient and affordable power for generations to come.”

EARNINGS RELEASE, WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS
HEI will conduct a webcast and conference call to review its first quarter 2026 consolidated financial results today at 10:30 a.m. Hawaii time (4:30 p.m. Eastern).
To listen to the conference call, dial 1-888-660-6377 (U.S.) or 1-929-203-0797 (international) and enter passcode 2393042. Parties may also access presentation materials (which include reconciliation of non-GAAP measures) and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. The audio replay will also be available about two hours after the event through May 15, 2026. To access the audio replay, dial 1-800-770-2030 (U.S.) or 1-647-362-9199 (international) and enter passcode 2393042.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s and Hawaiian Electric’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at https://hpuc.my.site.com/cdms/s/ to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
NON-GAAP MEASURES
Measures described as “Core” are non-GAAP measures which exclude Maui wildfire-related costs, and expenses taken in connection with HEI’s ongoing review of strategic options for Pacific Current. See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related GAAP reconciliations at the end of this release.

FORWARD LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2025 and HEI’s other SEC periodic and current reports and other filings that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
ABOUT HEI
HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy, and modernize and harden the grid to ensure public safety, reliability and resilience. For more information, visit www.hei.com.

Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
(in thousands, except per share amounts)	2026	2025
Revenues
Electric utility	$744,040	$738,366
Other	2,407	5,704
Total revenues	746,447	744,070
Expenses
Electric utility	681,507	662,429
Other	11,563	19,221
Total expenses	693,070	681,650
Operating income (loss)
Electric utility	62,533	75,937
Other	(9,156)	(13,517)
Total operating income	53,377	62,420
Retirement defined benefits credit—other than service costs	879	917
Interest expense, net	(31,128)	(34,212)
Allowance for borrowed funds used during construction	1,705	1,417
Allowance for equity funds used during construction	3,764	3,585
Interest and dividend income	9,995	12,623
Loss on sale of a subsidiary	—	(13,211)
Income before income taxes	38,592	33,539
Income tax expense	8,142	6,395
Net income	30,450	27,144
Preferred stock dividends of subsidiaries	—	473
Net income for common stock	$30,450	$26,671
Basic earnings per common share	$0.18	$0.15
Diluted earnings per common share	$0.18	$0.15
Weighted-average number of common shares outstanding	172,626	172,478
Weighted-average shares assuming dilution	173,326	172,812
Income (loss) for common stock by segment
Electric utility	$35,343	$47,816
Other	(4,893)	(21,145)
Income for common stock	$30,450	$26,671
Comprehensive income attributable to HEI	$30,376	$26,211
Return on average common equity (%) (twelve months ended)[1]	8.1	NM
1 Simple average based on income from continuing operations.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended March 31
($ in thousands, except per barrel amounts)	2026	2025
Revenues	$744,040	$738,366
Expenses
Fuel oil	236,913	238,721
Purchased power	145,274	146,717
Other operation and maintenance	162,217	143,108
Depreciation	66,446	64,019
Taxes, other than income taxes	70,657	69,864
Total expenses	681,507	662,429
Operating income	62,533	75,937
Allowance for equity funds used during construction	3,764	3,585
Retirement defined benefits credit—other than service costs	1,050	1,051
Interest expense and other charges, net	(27,876)	(22,452)
Allowance for borrowed funds used during construction	1,705	1,417
Interest income	3,868	1,981
Income before income taxes	45,044	61,519
Income tax expense	9,701	13,204
Net income	35,343	48,315
Preferred stock dividends of subsidiaries	—	229
Net income attributable to Hawaiian Electric	35,343	48,086
Preferred stock dividends of Hawaiian Electric	—	270
Net income for common stock	$35,343	$47,816
Comprehensive income attributable to Hawaiian Electric	$35,296	$47,769
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,457	1,453
Hawaii Electric Light	258	255
Maui Electric	257	257
	1,972	1,965
Average fuel oil cost per barrel	$95.53	$104.55
Return on average common equity (%) (twelve months ended)[1]	10.0	NM
1 Simple average.
NM Not meaningful.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year

Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures
HEI management uses certain non-GAAP measures to evaluate the performance of HEI. Management believes these non-GAAP measures provide useful information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented here may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP Core earnings.
The reconciling adjustments from GAAP earnings to Core earnings are limited to the costs related to the Maui wildfires and costs related to HEI’s ongoing review of strategic options for Pacific Current. Management does not consider these items to be representative of the company’s fundamental Core earnings.

Reconciliation of GAAP1 to non-GAAP Measures
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended March 31
(in thousands)	2026	2025
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$1,907	$8,850
Outside services expense	—	124
Other expense	108	5,928
Interest expense	—	2,031
Pretax expenses	2,015	16,933
Insurance recoveries	(1,332)	(6,722)
Deferral of cost	—	(5,683)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	683	4,528
Pretax loss on sale of a subsidiary	—	13,211
Income tax benefits[2]	(176)	(4,568)
After-tax adjustments	$507	$13,171

1     Accounting principles generally accepted in the United States of America.
2     Current year composite statutory tax rate of 25.75%.
Note: Other segment (Holding and Other Companies) wildfire-related expenses (legal, outside services and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data. See Electric Utilities’ and Holding and Other Companies’ tables below for more detail.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
Unaudited

	Three months ended March 31
(in thousands)	2026	2025
HEI Consolidated
GAAP[1] income (as reported)	$30,450	$26,671
Excluding special items related to the Maui windstorm and wildfires (after tax)[2]:
Legal expenses	1,416	6,571
Outside services expense	—	92
Other expense	80	4,402
Interest expense	—	1,508
After tax expenses	1,496	12,573
Insurance recoveries	(989)	(4,991)
Deferral of cost	—	(4,220)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	507	3,362
Loss on sale of a subsidiary (after tax)[2]	—	9,809
Non-GAAP (Core) income	$30,957	$39,842
GAAP Diluted earnings per share (as reported)	$0.18	$0.15
Non-GAAP (Core) Diluted earnings per share	$0.18	$0.23

1     Accounting principles generally accepted in the United States of America.
2     Current year composite statutory tax rate of 25.75%.

Reconciliation of GAAP to non-GAAP Measures (continued)
Hawaiian Electric Company, Inc. and Subsidiaries
Unaudited

	Three months ended March 31
(in thousands)	2026	2025
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$1,455	$3,849
Other expense	—	5,695
Interest expense	—	1,752
Pretax expenses	1,455	11,296
Insurance recoveries	(961)	(3,064)
Deferral of cost	—	(5,683)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment	494	2,549
Income tax benefits[1]	(127)	(656)
After-tax adjustments	$367	$1,893
Hawaiian Electric consolidated net income
GAAP[2] net income (as reported)	$35,343	$47,816
Excluding special items related to the Maui windstorm and wildfires (after tax)[1]:
Legal expenses	1,080	2,858
Other expense	—	4,229
Interest expense	—	1,301
After tax expenses	1,080	8,388
Insurance recoveries	(713)	(2,275)
Deferral of cost	—	(4,220)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax)	367	1,893
Non-GAAP (Core) net income	$35,710	$49,709

Three months ended March 31	2026	2025
Ratios (%)
Based on GAAP - Return on average equity[3]	10.0	NM
Based on Non-GAAP (core) - Return on average equity[3,4]	6.1	7.4
1    Current year composite statutory tax rate of 25.75%.
2     Accounting principles generally accepted in the United States of America.
3     Simple average.
4     Calculated as non‑GAAP adjusted net income divided by average non-GAAP adjusted common equity. Non-GAAP adjusted common equity excludes cumulative impact of Maui windstorm and wildfires related expenses, net of insurance recoveries and approved deferral treatment (after tax) and the Utilities’ assigned equity interests of GLST1, effective March 31, 2025, which totals $287.3 million and remains unchanged through March 31, 2026.
Note: Legal, outside services and other are included in “Other operation and maintenance” and interest expense is included in “Interest expense and other charges, net” on the Hawaiian Electric and subsidiaries’ Consolidated Statements of Income Data.

Reconciliation of GAAP to non-GAAP Measures (continued)
Holding and Other Companies
Unaudited

	Three months ended March 31
(in thousands)	2026	2025
Maui windstorm and wildfires related costs
Pretax expenses:
Legal expenses	$452	$5,001
Outside services expense	—	124
Other expense	108	233
Interest expense	—	279
Pretax expenses	560	5,637
Insurance recoveries	(371)	(3,658)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries	189	1,979
Pretax loss on sale of a subsidiary	—	13,211
Income tax benefits[1]	(49)	(3,912)
After-tax adjustments	$140	$11,278

Holding and Other Companies net loss
GAAP[2] net loss (as reported)	$(4,893)	$(21,145)
Excluding special items related to the Maui windstorm and wildfires (after tax)[1]:
Legal expenses	335	3,713
Outside services expense	—	92
Other expense	80	173
Interest expense	—	207
Maui windstorm and wildfires related expenses (after tax)	415	4,185
Insurance recoveries	(275)	(2,716)
Total Maui windstorm and wildfires related expenses, net of insurance recoveries (after tax)	140	1,469
Loss on sale of a subsidiary	—	9,809
Non-GAAP (Core) net loss	$(4,753)	$(9,867)

1     Current year composite statutory tax rate of 25.75%.
2     Accounting principles generally accepted in the United States of America.
Note: Holding and Other Companies wildfire-related expenses (legal, outside services and other) and insurance recoveries are included in “Expenses-Other” and interest expense is included in “Interest expense, net” on the HEI and subsidiaries’ Consolidated Statements of Income Data.